Exhibit 15 to Form 10-QSB


                          Berman Hopkins and Moss, LLP
                        480 North Orlando Ave - Suite 218
                              Winter Park, FL 32789


To The Board of Directors
Cornerstone Ministries Investments, Inc.


We are aware of the use of our report on unaudited financial information dated November 10, 2005 in the 10-QSB for Cornerstone Ministries Investments, Inc.





 /S/ Berman Hopkins and Moss, LLP                             November 10, 2005
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    Berman Hopkins and Moss, LLP